Exhibit 99.1

Highpower International Reports Financial Results

for the Fourth Quarter and Year Ended December 31, 2014

Record Annual Sales, Net Income Increased 89.7%, Lithium Battery Sales Increased 18.1%, Compared to Prior Year

SAN FRANCISCO, USA and SHENZHEN, CHINA–March 24, 2015 - Highpower International, Inc. (NASDAQ: HPJ), a developer, manufacturer, and marketer of lithium and nickel-metal hydride (Ni-MH) rechargeable batteries, and a battery management systems and battery recycling provider, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2014.

2014 Fiscal Year Operating and Financial Highlights (all results are compared to prior year period)

•	Net sales were $147.1 million, an increase of 10.7% compared to $132.8 million.
•	Lithium battery net sales increased 18.1% from $57.9 million to 68.4 million.
•	Gross margin was 20.5% compared to 19.9%.
•	Adjusted EBITDA increased 55.9% to $10.6 million, compared to $6.8 million; EBITDA increased 47.8% to $9.4 million, compared to $6.3 million.
•	Adjusted net income attributable to the Company increased 109.2% to $3.9 million, or $0.26 per diluted share, compared to $1.9 million, or $0.14 per share; Net income attributable to the company increased 89.7% to $2.8 million, or $0.18 per share, compared to $1.5 million or $0.11 per diluted share.
•	Major customer additions include Phillips, Sony, Costco, Timex, Acer and VTech.
•	Huizhou facility was successfully qualified by Samsung, and was certified as Sony’s Green Partner.

Management Commentary

Mr. George Pan, Chairman and CEO of Highpower International, commented, "We are pleased to report record sales, and solid operating results in 2014, with considerable improvement on net income. We are very excited with the new world-class customers we have acquired during 2014, and the quality of these customers is a real reflection of Highpower’s value to our investors and market influence around the world. In the meantime, we have advanced our R&D initiatives throughout the year to continuously improve our lithium batteries. In 2015, with the ramp-up of our Huizhou Lithium Battery facility, we are confident we will continue to monetize on the explosive demand for mobile devices with our valuable and long-term customer base. We plan to launch new product lines in the energy storage area, and progress in electrical transportation. We anticipate higher revenue growth and continued earnings improvement, and are committed to building a healthy business for sustainable growth.”

2014 Fourth Quarter and Year-end Financial Review

Net Sales

Net sales for the fourth quarter ended December 31, 2014 were $35.3 million compared to $38.4 million for the same period in 2013. The decrease in net sales was mainly due to a $1.2 million increase in net sales of Ni-MH batteries, a $0.7 million increases from new material business, and a decline of $4.9 million in sales of Lithium batteries in comparison to the same period in 2013. The decrease was primarily attributable to the temporary delay in certain orders in the fourth quarter.

Net sales for FY 2014 were $147.1 million, compared to $132.8 million at December 31, 2013. The increase was due to a $10.5 million increase in net sales of lithium batteries, a $2.1 million increase in net sales of Ni-MH batteries, and a $1.7 million increase from new material business.

Gross Profit

For the fourth quarter ended December 31, 2014, the Company’s gross profit was $7.1 million, as compared with $8.6 million for the same period in 2013.

Gross profit for the year end of 2014 increased to $30.2 million, as compared with $26.4 million at December 31, 2013. The increase was due to improved manufacturing efficiency along with the increase of production automation.

Gross Margin

Gross margin was 20.1% for the fourth quarter ended December 31, 2014, compared to 22.5% in 2013 fourth quarter.

For the year end of 2014, gross margin was 20.5%, as compared with 19.9% 2013. The increase was due to improved manufacturing efficiency along with the increase of production automation.

Net sales, cost of sales, and gross profit by segments is set out as follows:

	Three months ended			For the years ended ,
	December 31,			December 31,
	2014	2013	Change in %	2014	2013	Change in %
	(Unaudited)	(Unaudited)		(Audited)	(Audited)
	$	$		$	$
Net sales
Ni-MH Batteries	17,861,942	16,690,430	7.02%	74,971,144	72,886,102	2.86%
Lithium Batteries	16,463,190	21,393,639	-23.05%	68,434,832	57,935,104	18.12%
New Materials	993,524	335,787	195.88%	3,682,190	2,028,616	81.51%
Total	35,318,656	38,419,856	-8.07%	147,088,166	132,849,822	10.72%

Cost of Sales
Ni-MH Batteries	14,188,788	13,639,607	4.03%	59,546,738	59,131,594	0.70%
Lithium Batteries	13,136,921	15,850,608	-17.12%	54,072,611	45,515,519	18.80%
New Materials	907,700	286,225	217.13%	3,318,014	1,818,667	82.44%
Total	28,233,409	29,776,440	-5.18%	116,937,363	106,465,780	9.84%

Gross Profit
Ni-MH Batteries	3,673,154	3,050,823	20.40%	15,424,406	13,754,508	12.14%
Lithium Batteries	3,326,269	5,543,031	-39.99%	14,362,221	12,419,585	15.64%
New Materials	85,824	49,562	73.16%	364,176	209,949	73.46%
Total	7,085,247	8,643,416	-18.03%	30,150,803	26,384,042	14.28%

Research and Development (R&D)

R&D spending was $1.9 million, or 5.3% of net sales, for the fourth quarter ended December 31, 2014, compared to $1.7 million, or 4.5% of net sales, for the same period in 2013.

R&D spending was $7.7 million, or 5.2% of the revenue for fiscal year 2014, as compared to $5.7 million, or 4.3% of the revenue in 2013. The increase of 35% in R&D spending was due to R&D activities in high end power batteries and systems in transportation and industrial energy storage areas, and the expansion of workforce to improve research in basic materials and electrochemical system to increase battery energy density.

Selling & Distribution

Selling and distribution expenses were $1.7 million, or 4.9% of net sales, for the fourth quarter ended December 31, 2014, as compared with $1.8 million, or 4.7% of net sales for the same period in 2013.

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For fiscal year 2014, selling and distribution expenses were $6.6 million, or 4.5% of the revenue, compared to $6.2 million, or 4.7% of the revenue, at December 31, 2013. The increase was due to the expansion of the increased sales and marketing activities, including participation in industry trade shows and international travels to promote and sell products abroad.

General & Administrative

For the fourth quarter ended December 31, 2014, general and administrative expenses were $2.7 million, or 7.7% of net sales, in comparison to $3.7 million, or 9.7% of net sales, for the fourth quarter of 2013.

General and administrative expenses in fiscal year 2014 were $12.9 million, or 8.8% of the revenue, compared with $12.1 million, or 9.1% of the revenue, in 2013. The increase was mainly due to the increase of $859,137 in share based compensation.

Net Income

For the fourth quarter of 2014, net income attributable to the Company was $2.0 million, or $0.13 per diluted share based on 15.5 million weighted average diluted shares outstanding, compared to net income of $1.2 million, or $0.09 per diluted share based on 13.9 million weighted average diluted shares outstanding.

Net income attributable to the Company for the fiscal year 2014 was $2.8 million, or $0.18 per diluted share based on 15.2 million weighted average diluted shares outstanding, compared to net income of $1.5 million, or $0.11 per share based on 13.7 million, both basic and diluted, in the same period of 2013.

EBITDA

EBITDA for the fourth quarter ended December 31, 2014 increased 30.1% to $3.3 million from $2.5 million in the prior year period.

For fiscal year 2014, EBITDA increased 47.8% to $9.4 million from $6.3 million in 2013.

A table reconciling EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, to the appropriate GAAP measure is included with the Company’s financial information below.

Balance Sheet Highlights

	12/31/2014	12/31/2013
($ in millions, except per share data)	(Audited)	(Audited)
Cash and Cash Equivalents	$14.6	$8.0
Total Current Assets	$89.2	$97.3
Total Assets	$146.2	$151.8
Total Current Liabilities	$101.4	$113.2
Total Liabilities	$104.4	$117.1
Shareholders’ Equity	$41.8	$34.7
Total Liabilities and Shareholders’ Equity	$146.2	$151.8
Book Value Per Share	$2.77	$2.48

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Outlook for 2015

Mr. Pan continued, “We were particularly pleased to announce the multi-million dollar order for backup power products for smart phones in February, which is a rapidly growing segment of the consumer market. We feel Highpower is well-positioned for growth in the coming year due to the growing market need for our battery products in a wide array of customer applications. We intend to leverage our strong financial position and operating flexibility to meet the needs of our customer base.”

Based on current expectations for global demand in the rechargeable battery market in 2014 and the continued shift toward mobile power sources, higher-value energy storage systems and transportation products, the Company expects 2015 revenues to be between $160 million to $170 million, and non-GAAP net income of between $5.0 million and $6.0 million, and net income of between $4.0 million and $5.0 million.

Conference Call Details

The Company announced that it will discuss financial results in a conference call on March 24, 2015 at 10:00 a.m. Eastern time / 7:00 a.m. Pacific time to discuss these results.

The dial-in numbers are:
Live Participant Dial In (Toll Free):	877-407-3108
Live Participant Dial In (International):	201-493-6797

To listen to the live webcast, please go to at www.highpowertech.com and click on the conference call link, or go to: http://highpowertech.equisolvewebcast.com/q4-2014. This webcast will be archived and accessible through the Company’s website for approximately 30 days following the call. The Company will also have an accompanying slide presentation available in PDF format on its homepage prior to the conference call.

About Highpower International, Inc.

Highpower International was founded in 2001 and produces high-quality Nickel-Metal Hydride (Ni-MH) and lithium-based rechargeable batteries used in a wide range of applications such as electric buses, bikes, energy storage systems, power tools, medical equipment, digital and electronic devices, personal care products, and lighting, etc. Highpower’s target customers are Fortune 500 companies and top 10 companies in each vertical segment. With advanced manufacturing facilities located in Shenzhen, Huizhou, and Ganzhou of China, Highpower is committed to clean technology, not only in the products it makes, but also in the processes of production. The majority of Highpower International's products are distributed to worldwide markets mainly in the United States, Europe, China and Southeast Asia.

Use of Non-GAAP Measures

The Company has supplemented its reported GAAP (generally accepted accounting principles) financial information with non-GAAP measures. EBITDA was derived by taking earnings before interest expense (net), taxes, depreciation and amortization. Adjusted EBITDA and Non-GAAP (adjusted) net income exclude stock-based compensation expense. Adjusted EBITDA, as defined above, may not be similar to Adjusted EBITDA measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. The Company believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the Company's operating results in the ordinary course of its operations.

These non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with, and not in lieu of, the corresponding GAAP measures. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP.

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Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 that are not historical facts. These statements  can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company's future performance, operations and products. Such statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results to differ materially from the results expressed or implied by such statements, including, without limitation, fluctuations in the cost of raw materials; our dependence on, or inability to attract additional, major customers for a significant portion of our net sales; our ability to increase manufacturing capabilities to satisfy orders from new customers; our ability to maintain increased margins; our dependence on the growth in demand for portable electronic devices and energy storage systems and transportation products and the success of manufacturers of the end applications that use our battery products; our responsiveness to competitive market conditions; our ability to successfully manufacture our products in the time frame and amounts expected; the market acceptance of our battery products, including our lithium products; our ability to successfully develop products for and penetrate the electric transportation market; our ability to continue R&D development to keep up with technological changes. For a discussion of these and other risks and uncertainties see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's public filings with the SEC. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

CONTACT:

Highpower International, Inc.

Henry Sun

CFO

+86-755-8968-6521

ir@highpowertech.com

INVESTOR RELATIONS:

The Equity Group Inc.

In China

Katherine Yao, Associate

+86-10-6587-6435

kyao@equityny.com

In U.S.

Adam Prior, Senior Vice President

(212) 836-9606

aprior@equityny.com

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HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Stated in US Dollars except Number of Shares)

	For three months December 31,		For the years ended December 31,
	2014 Q4	2013 Q4	2014	2013
	$	$	$	$

Net sales	35,318,656	38,419,856	147,088,166	132,849,822
Cost of sales	(28,233,409)	(29,776,440)	(116,937,363)	(106,465,780)
Gross profit	7,085,247	8,643,416	30,150,803	26,384,042

Research and development expenses	(1,864,656)	(1,726,327)	(7,709,618)	(5,711,269)
Selling and distribution expenses	(1,729,195)	(1,801,801)	(6,551,755)	(6,188,176)
General and administrative expenses	(2,714,540)	(3,716,995)	(12,893,378)	(12,092,708)
Foreign currency transaction gain (loss)	(60,426)	(178,259)	273,900	(552,669)
Gain (loss) on derivative instruments	1,943	58,906	(54,406)	326,222
Total operating expenses	(6,366,874)	(7,364,476)	(26,935,257)	(24,218,600)

Income from operations	718,373	1,278,940	3,215,546	2,165,442

Gain on change of fair value of warrant liability	1,318,065		106,278	-
Other income	214,025	561,845	1,707,516	1,538,518
Interest expenses	(310,078)	(501,037)	(1,838,155)	(1,647,155)
Income before taxes	1,940,385	1,339,748	3,191,185	2,056,805

Income taxes expenses	38,554	(138,664)	(590,318)	(718,016)
Net income	1,978,939	1,201,084	2,600,867	1,338,789

Less: net loss attributable to non-controlling interest	(22,781)	(7,497)	(152,369)	(112,429)
Net income attributable to the Company	2,001,720	1,208,581	2,753,236	1,451,218

Comprehensive income
Net income	1,978,939	1,201,084	2,600,867	1,338,789
Foreign currency translation gain (loss)	184,828	291,457	(156,926)	822,600
Comprehensive income	2,163,767	1,492,541	2,443,941	2,161,389

Less: comprehensive loss attributable to non-controlling interest	51,120	1,796	(89,093)	(88,824)
Comprehensive income attributable to the Company	2,112,647	1,490,745	2,533,034	2,250,213

Earnings per share of common stock attributable to the Company
- Basic	0.13	0.09	0.19	0.11
- Diluted	0.13	0.09	0.18	0.11

Weighted average number of common stock outstanding
- Basic	15,055,346	13,657,930	14,739,073	13,671,169
- Diluted	15,541,398	13,657,930	15,154,239	13,687,698

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HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars except Number of Shares)

	December 31,	December 31,
	2014	2013
	$	$
ASSETS
Current Assets:
Cash and cash equivalents	14,611,892	7,973,459
Restricted cash	15,396,827	28,586,121
Accounts receivable, net	32,316,607	33,961,014
Notes receivable	621,110	1,014,891
Prepayments	3,283,520	4,969,743
Other receivables	665,828	1,063,656
Inventories	22,268,069	19,739,360
Total Current Assets	89,163,853	97,308,244
Property, plant and equipment, net	50,437,718	48,548,203
Land use right, net	4,305,317	4,421,415
Intangible asset, net	600,000	650,000
Deferred tax assets	1,647,184	802,225
Foreign currency derivatives assets	-	63,289
TOTAL ASSETS	146,154,072	151,793,376
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	44,562,647	40,026,698
Deferred income	1,887,409	675,521
Short-term loan	15,195,040	36,142,105
Notes payable	29,903,248	25,271,256
Other payables and accrued liabilities	5,896,547	7,801,431
Income taxes payable	1,968,656	1,279,658
Current portion of long-term loan	1,959,248	1,967,536
Total Current Liabilities	101,372,795	113,164,205
Warrant Liability	1,067,674	-
Long-term loan	1,959,247	3,935,071
TOTAL LIABILITIES	104,399,716	117,099,276
EQUITY
Stockholders’ equity
Preferred stock
(Par value: $0.0001, Authorized: 10,000,000 shares, Issued and outstanding: none)	-	-
Common stock
(Par value: $0.0001, Authorized: 100,000,000 shares, 15,084,746 shares issued and outstanding at December 31, 2014 and 13,978,106 shares issued and outstanding at December 31, 2013)	1,508	1,398
Additional paid-in capital	10,530,430	6,011,305
Statutory and other reserves	3,611,501	3,142,411
Retained earnings	20,675,021	18,390,875
Accumulated other comprehensive income	5,628,657	5,848,859
Total equity for the Company’s stockholders	40,447,117	33,394,848
Non-controlling interest	1,307,239	1,299,252
TOTAL EQUITY	41,754,356	34,694,100

TOTAL LIABILITIES AND EQUITY	146,154,072	151,793,376

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HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US Dollars)

	For the years ended December 31,
	2014	2013
	$	$
Cash flows from operating activities
Net income	2,600,867	1,338,789
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,201,533	2,523,583
Allowance for doubtful accounts	768	483,586
Loss on disposal of property, plant and equipment	227,264	263,454
Loss on derivative instruments	62,801	194,892
Deferred income tax	(845,068)	(23,410)
Share based payment	1,288,916	426,779
Gain on change of fair value of warrant liability	(106,278)	-
Changes in operating assets and liabilities:
Accounts receivable	1,472,589	(8,511,464)
Notes receivable	388,137	(605,229)
Prepayments	1,661,111	(1,656,526)
Other receivable	391,965	(239,801)
Inventories	(2,602,659)	(2,618,611)
Accounts payable	5,672,372	14,566,891
Deferred income	1,880,776	-
Other payables and accrued liabilities	(1,867,493)	3,178,758
Income taxes payable	691,949	72,509
Net cash flows provided by operating activities	15,119,550	9,394,200
Cash flows from investing activities
Acquisition of plant and equipment	(8,881,328)	(19,981,373)
Net cash flows used in investing activities	(8,881,328)	(19,981,373)
Cash flows from financing activities
Proceeds from short-term bank loans	20,346,228	34,088,599
Repayment of short-term bank loans	(41,122,204)	(18,770,730)
Repayment of long-term bank loans	(1,952,362)	(1,937,987)
Proceeds from notes payable	52,258,487	45,285,470
Repayment of notes payable	(47,536,694)	(46,960,375)
Proceeds from issuance of capital stock and warrants, net	4,633,164	-
Change in restricted cash	13,038,071	(350,756)
Net cash flows provided by (used in) financing activities	(335,310)	11,354,221
Effect of foreign currency translation on cash and cash equivalents	735,521	579,077
Net increase in cash and cash equivalents	6,638,433	1,346,125
Cash and cash equivalents - beginning of year	7,973,459	6,627,334
Cash and cash equivalents - end of year	14,611,892	7,973,459
Supplemental disclosures for cash flow information:
Cash paid for:
Income taxes	743,437	668,917
Interest expenses	1,912,584	1,647,155
Non-cash transactions
Accounts payable for construction in progress	-	1294963
Reduction of property, plant and equipment cost by realizing deferred income	672,675	-

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HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

(Stated in US Dollars)

Reconciliation of Net Income to EBITDA

	Three Months Ended December 31,		For the years ended December 31,
	2014	2013	2014	2013
	$	$	$	$
Net Income attributable to the Company	2,001,720	1,208,581	2,753,236	1,451,218
Non-GAAP Net Income (1)	907,602	1,479,008	3,935,874	1,880,997

Interest expenses, net	310,078	501,037	1,838,155	1,647,155
Income tax expenses	(38,554)	138,664	590,318	718,016
Depreciation and Amortization	1,029,754	690,987	4,191,138	2,523,583

EBITDA	3,302,998	2,539,269	9,372,847	6,339,972
Non-GAAP EBITDA(2)	2,208,880	2,809,696	10,555,485	6,769,751

(1) See table below for reconciliation of net income attributable to the Company to Non-GAAP net income attributable to the Company.

(2) Excludes share-based compensation expense as set forth in the following table.

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HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

(Stated in US Dollars)

Reconciliation of Net Income Attributable to the Company to Non-GAAP Net Income Attributable to the Company

	Three months ended		For the years ended
	December 31,		December 31,
	2014	2013	2014	2013
	$	$	$	$

Net income attributable to the Company	2,001,720	1,208,581	2,753,236	1,451,218
Stock-based compensation expense	223,947	270,427	1,288,916	429,779
Loss on change of fair value of warrant liability	(1,318,065)	-	(106,278)	-
Non-GAAP net income attributable to the Company	907,602	1,479,008	3,935,874	1,880,997

Basic net income per share of common stock attributable to the Company	0.13	0.09	0.19	0.11
Stock-based compensation expense	0.01	0.02	0.09	0.03
Loss on change of fair value of warrant liability	(0.09)	-	(0.01)	-
Non-GAAP income per share of common stock attributable to the Company	0.05	0.11	0.27	0.14

Diluted net income per share of common stock attributable to the Company	0.13	0.09	0.18	0.11
Stock-based compensation expense	0.01	0.01	0.09	0.03
Loss on change of fair value of warrant liability	(0.08)	-	(0.01)	-
Non-GAAP income per share of common stock attributable to the Company	0.06	0.10	0.26	0.14

Weighted average number of common shares outstanding
-Basic	15,055,346	13,863,306	14,739,073	13,671,169
-Diluted	15,541,398	13,874,574	15,154,239	13,687,698

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